SUB ITEM 77Q1(e)

Amendment to Investment Advisory Agreement filed with Post-Effective Amendment No. 15 to INVESCO International Funds, Inc. Registration Statement on December 21, 2000 and incorporated herein by reference.

Form of Amendment dated November 28, 2000, to a Sub-Advisory Agreement between INVESCO Funds Group and INVESCO Asset Management Limited filed with Post-Effective Amendment No. 14 to the Registration Statement on December 11, 2000 and incorporated herein by reference.